EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We have issued our reports dated March 18, 2004, accompanying the financial statements and schedules of Novint Technologies, Inc. contained in the
Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
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Albuquerque, New Mexico
July 8, 2004